UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2001

STRESSGEN BIOTECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Yukon	333-12570	77-0123732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4445 Eastgate Mall, Suite 200 San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 812-5616

(Former name or former address, if changed since last report)

Item 5. Other Events.

    On December 3, 2001, Stressgen Biotechnologies Corporation issued a press release announcing that it has entered into an agreement with a syndicate of Canadian underwriters, on a bought deal basis, to issue and sell common shares for gross proceeds of approximately Canadian $25,000,000. A copy of the press release issued by Stressgen on December 3, 2001, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1
Press release dated December 3, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRESSGEN BIOTECHNOLOGIES CORPORATION
Date: December 4, 2001	By:	/s/ DONALD D. TARTRE Donald D. Tartre Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated December 3, 2001